Exhibit 10.4

October 13, 2020

5:01 Acquisition Corp.
501 Second Street, Suite 350
San Francisco, CA 94107

Re: Initial Public Offering

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and among 5:01 Acquisition Corp., a Delaware corporation (the “Company”), and BofA Securities, Inc., as the underwriter (the “Underwriter”), relating to an underwritten initial public offering (the “Public Offering”), of 8,000,000 shares, or up to 9,200,000 shares if the Underwriter’s over-allotment option is exercised in full (collectively, the “Offering Shares”), of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”). The Offering Shares will be sold in the Public Offering pursuant to a registration statement on Form S-1 and a prospectus (the “Prospectus”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”), and the Company has applied to have the Offering Shares listed on The Nasdaq Capital Market.

In order to induce the Company and the Underwriter to enter into the Underwriting Agreement and to proceed with the Public Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of 5:01 Acquisition LLC (the “Sponsor”) and the undersigned individuals, each of whom is a member of the Company’s board of directors (the “Board”) and/or management team (each of the undersigned individuals, an “Insider” and collectively, the “Insiders”), hereby agrees with the Company as follows:

1.	As used herein, (i) “Business Combination” shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Company and one or more businesses; (ii) “Charter” shall mean the Company’s amended and restated certificate of incorporation (as it may be amended from time to time); (iii) “Common Stock” shall mean the Class A common stock and Class B common stock of the Company; (iv) “Founder Shares” shall mean the 2,300,000 shares of Class B common stock issued and outstanding (up to 300,000 shares of which are subject to forfeiture if the over-allotment option is not exercised by the Underwriter); (v) “Initial Stockholders” shall mean the Sponsor and any Insider that holds Founder Shares; (vi) “Private Placement Shares” shall mean the 360,000 shares of Class A Common Stock (or up to 384,000 shares of Class A Common Stock if the over-allotment option is exercised in full by the Underwriter) that the Sponsor has agreed to purchase at per share purchase price of $10.00 for an aggregate purchase price of $3,600,000 (or $3,840,000 if the over-allotment option is exercised in full by the Underwriter) in a private placement that shall occur simultaneously with the consummation of the Public Offering and any exercise of the over-allotment option by the Underwriter; (vii) “Public Stockholders” shall mean the holders of Offering Shares issued in the Public Offering, other than the Sponsor or any Insiders; (viii) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Public Offering and the sale of the Private Placement Shares shall be deposited; and (ix) “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

2.	Representations and warranties; Business combination vote.

a.	The Sponsor and each Insider, with respect to itself, herself or himself, represents and warrants to the Company that it, she or he has the full right and power, without violating any agreement to which it, she or he is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement, and, as applicable, to serve as an officer of the Company and/or a director on the Board, as applicable, and each Insider hereby consents to being named in the Prospectus, road show and any other materials as an officer and/or director of the Company, as applicable.

b.	Each Insider represents and warrants, with respect to herself or himself, that such Insider’s biographical information furnished to the Company (including any such information included in the Prospectus) is true and accurate in all material respects and does not omit any material information with respect to such Insider’s background. The Insider’s questionnaire furnished to the Company and the Underwriter is true and accurate in all material respects. Each Insider represents and warrants, with respect to herself or himself, that such Insider is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; such Insider has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and such Insider is not currently a defendant in any such criminal proceeding; and such Insider has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

c.	It is acknowledged and agreed that the Company shall not enter into a definitive agreement regarding a proposed Business Combination without the prior consent of the Sponsor. The Sponsor and each Insider, with respect to itself or herself or himself, agrees that if the Company seeks stockholder approval of a proposed initial Business Combination, then in connection with such proposed initial Business Combination, it, she or he, as applicable, shall vote all Founder Shares, Private Placement Shares and any Offering Shares held by it, her or him, as applicable, in favor of such proposed initial Business Combination (including any proposals recommended by the Board in connection with such Business Combination) and not redeem any Offering Shares held by it, her or him, as applicable, in connection with such shareholder approval. If the Company seeks to consummate a proposed Business Combination by engaging in a tender offer, the Sponsor and each Insider agrees that it, he or she will not sell or tender any Founder Shares, Private Placement Shares and Offering Shares owned by it, him or her in connection therewith.

3.	The Sponsor and each Insider hereby agrees that in the event that the Company fails to consummate an initial Business Combination within the time period set forth in the Charter, the Sponsor and each Insider shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter (subject to the Company’s Charter), redeem 100% of the Offering Shares (including any Offering Shares sold in the Public Offering or any Offering Shares that the Sponsor, Insiders or their affiliates purchased in the Public Offering or later acquired in the open market or in private transactions) at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Offering Shares, which redemption will completely extinguish all Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Board, liquidate and dissolve, subject in the case of clauses (ii) and (iii) of this paragraph 3, to the Company’s obligations under Delaware law to provide for claims of creditors and other requirements of applicable law. The Sponsor and each Insider agrees to not propose any amendment to the Charter (A) that would modify the substance or timing of the Company’s obligation to redeem 100% of the Offering Shares if the Company does not complete an initial Business Combination within the required time period set forth in the Charter or (B) with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity, unless, in each case, the Company provides its Public Stockholders with the opportunity to redeem their Offering Shares in conjunction with any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay income taxes, divided by the number of then outstanding Offering Shares.

The Sponsor and each Insider acknowledges that it, he or she has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to the Founder Shares or the Private Placement Shares held by it, him or her. The Sponsor and each Insider hereby further waives, with respect to any shares of Common Stock held by it, him or her, if any, any redemption rights it, he or she may have in connection with (A) the consummation of a Business Combination, including, without limitation, any such rights available in the context of a stockholder vote to approve such Business Combination, or (B) a stockholder vote to approve an amendment to the Charter (i) that would modify the substance or timing of the Company’s obligation to redeem 100% of the Offering Shares if the Company has not consummated a Business Combination within the time period set forth in the Charter or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity or in the context of a tender offer made by the Company to purchase Offering Shares (although the Sponsor, the Insiders and their respective affiliates shall be entitled to redemption and liquidation rights with respect to any Offering Shares it or they hold if the Company fails to consummate a Business Combination within the time period set forth in the Charter).

4.	Lock-up provisions.

a.	Subject to the provisions of paragraph 4(c), hereof, during the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, the Sponsor and each Insider shall not, without the prior written consent of the Underwriter, Transfer any shares of Common Stock (including, but not limited to, Founder Shares and the Private Placement Shares) or any securities convertible into, or exchangeable for, or exercisable, or repayable with, shares of Common Stock owned by it, him or her, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or publicly announce any intention to effect any such Transfer.

b.	Subject to the provisions of paragraph 4(c), (i) the Sponsor and each Insider agrees that it, he or she shall not Transfer any Founder Shares (or any shares of Class A Common Stock issuable upon conversion thereof) or Private Placement Shares until the earlier of (A) one year after the completion of the Company’s initial Business Combination and (B) the date subsequent to the initial Business Combination on which (x) the closing price of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and other similar transactions) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination or (y) the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Class A Common Stock for cash, securities or other property (such period, the “Lock-up Period”).

c.	Notwithstanding the provisions of paragraphs 4(a) and 4(b) hereof, the following Transfers of the Founder Shares, Private Placement Shares and any other securities are permitted by the Sponsor and each Insider: (i) to any persons (including their affiliates and stockholders) who purchase Private Placement Shares, to such holder’s affiliates, or to the officers, directors, stockholders, employees and members of the Sponsor and its affiliates, (ii) amongst the Sponsor, the Insiders or to the Company’s officers, directors and employees, (iii) if a holder is an entity, as a distribution to its partners, stockholders, or members upon its liquidation, (iv) by bona fide gift to a member of the holder’s immediate family or to a trust, the beneficiary of which is a holder or a member of a holder’s immediate family, for estate planning purposes, (v) by virtue of the laws of descent and distribution upon death, (vi) pursuant to a qualified domestic relations order, (vii) in connection with a pledge to secure obligations of the holder incurred in connection with the holder’s purchase of the Company’s securities, (viii) in a private sale at a price per share or other security no greater than the price per share or other security at which the applicable shares or securities were originally purchased from the Company, (ix) to the Company for the cancellation of up to 300,000 Founder Shares in accordance with paragraph 6 of this Letter Agreement, (x) to the Company for no value for cancellation in connection with the consummation of its initial Business Combination, (xi) in the event of the Company’s liquidation prior to the completion of its initial Business Combination; or (xii) in the event of completion of a liquidation, merger, share exchange or other similar transaction which results in all of the Company’s Public Stockholders having the right to exchange their Offering Shares for cash, securities or other property subsequent to the completion of an initial Business Combination provided, that, except for clauses (ix), (x), (xi) and (xii) or with the Company’s prior written consent, in each case the applicable transferee shall agree in writing to be subject to the terms of this Letter Agreement, including the provisions of this paragraph 4.

d.	Notwithstanding anything herein to the contrary, nothing in this paragraph 4 shall restrict the Sponsor or any Insider or any transferee subject to the provisions of this paragraph 4 from entering into a 10b5-1 trading plan during the lock-up periods described in this paragraph 4, provided that such 10b5-1 trading plan does not permit any direct or indirect sale of any securities of the Company during the applicable lock-up periods under paragraphs 4(a) and 4(b) hereof.

e.	Each of the Insiders and the Sponsor acknowledges and agrees that, prior to the effective date of any release or waiver, of the restrictions set forth in this paragraph 4, the Company shall announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if the release or waiver is effected solely to permit a transfer not for consideration and the transferee has agreed in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

f.	Notwithstanding the foregoing, nothing in Sections 4(a) or (b) will prohibit (i) the issuance and sale of the Private Placement Shares, (ii) the issuance and sale of additional shares of Class A Common Stock to cover the Underwriter’s option to purchase additional shares of Class A Common Stock pursuant to the Underwriting Agreement (if any), (iii) the registration with the Commission by the Company of the Founder Shares or Private Placement Shares pursuant to the terms of that certain Registration and Stockholder Rights Agreement to be entered into on or around the date of this Letter Agreement and (iv) the issuance of securities in connection with a Business Combination.

5.	In the event of the liquidation of the Trust Account upon the failure of the Company to consummate its initial Business Combination within the time period set forth in the Charter, the Sponsor (the “Indemnitor”) agrees to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened) to which the Company may become subject as a result of any claim by (i) any third party for services rendered or products sold to the Company or (ii) any prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or Business Combination agreement (a “Target”); provided, however, that such indemnification of the Company by the Indemnitor (x) shall apply only to the extent necessary to ensure that such claims by a third party or a Target do not reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Offering Share and (ii) the actual amount per Offering Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Offering Share is then held in the Trust Account due to reductions in the value of the trust assets, less taxes payable, (y) shall not apply to any claims by a third party or a Target which executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) and (z) shall not apply to any claims under the Company’s indemnity of the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The Indemnitor shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if, within 15 days following written receipt of notice of the claim to the Indemnitor, the Indemnitor notifies the Company in writing that it shall undertake such defense.

6.	To the extent that the Underwriter does not exercise its over-allotment option to purchase up to an additional 1,200,000 Offering Shares within 45 days from the date of the Prospectus (and as further described in the Prospectus), the Sponsor agrees to forfeit, at no cost, a number of Founder Shares in the aggregate equal to 300,000 multiplied by a fraction, (i) the numerator of which is 1,200,000 minus the number of Offering Shares purchased by the Underwriter upon the exercise of its over-allotment option, and (ii) the denominator of which is 1,200,000. The forfeiture will be adjusted to the extent that the over-allotment option is not exercised in full by the Underwriter so that the Founder Shares will represent an aggregate of 20.0% of the Company’s issued and outstanding shares Common Stock, on an as-converted basis, after the Public Offering (not including the Private Placement Shares). The Company further agrees that to the extent that the size of the Public Offering is increased or decreased, the Company will effect a share repurchase or share capitalization, as applicable, with respect to the Founder Shares immediately prior to the consummation of the Public Offering in such amount as to maintain the ownership of the initial stockholders of the Company as an aggregate of 20.0% of the Company’s issued and outstanding shares Common Stock, on an as-converted basis, after the Public Offering (not including the Private Placement Shares or Offering Shares purchased by such stockholders in the Public Offering).

7.	The Sponsor and each Insider hereby agrees and acknowledges that: (i) the Underwriter and the Company would be irreparably injured in the event of a breach by such Sponsor or an Insider of its, his or her obligations under paragraphs 2(c), 3, 4, 5 and 6, as applicable, of this Letter Agreement (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

8.	Except as disclosed in the Prospectus, neither the Sponsor nor any officer, nor any affiliate of the Sponsor or any officer, nor any director of the Company, shall receive from the Company any finder’s fee, reimbursement, consulting fee, non-cash payments, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate, the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is), other than the following, none of which will be made from the proceeds held in the Trust Account prior to the completion of the initial Business Combination: repayment of a loan and advances up to an aggregate of $300,000 made to the Company by the Sponsor; reimbursement for any reasonable out-of-pocket expenses related to identifying, investigating, negotiating and completing an initial Business Combination, and repayment of loans, if any, and on such terms as to be determined by the Company from time to time, made by the Sponsor or an affiliate of the Sponsor or any of the Company’s officers or directors to finance transaction costs in connection with an intended initial Business Combination, provided, that, if the Company does not consummate an initial Business Combination, a portion of the working capital held outside the Trust Account may be used by the Company to repay such loaned amounts so long as no proceeds from the Trust Account are used for such repayment.

9.	The Company will maintain an insurance policy or policies providing directors’ and officers’ liability insurance, and each member of the Board shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any of the Company’s directors or officers.

10.	This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

11.	Other than as provided in paragraph 4 of this Letter Agreement, no party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Sponsor and each Insider and their respective successors, heirs and assigns and permitted transferees.

12.	Nothing in this Letter Agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto any right, remedy or claim under or by reason of this Letter Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises and agreements contained in this Letter Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors, heirs, personal representatives and assigns and permitted transferees.

13.	This Letter Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

14.	This Letter Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Letter Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Letter Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

15.	This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to conflicts of law principles that would result in the application of the laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City or in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

16.	Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile or electronic transmission.

17.	This Letter Agreement shall terminate on the earlier of (i) the expiration of the Lock-up Period or (ii) the liquidation of the Company; provided, however, that this Letter Agreement shall earlier terminate in the event that the Public Offering is not consummated and closed by December 31, 2020; provided further that paragraph 5 of this Letter Agreement shall survive any such termination.

[Signature Page Follows]

Sincerely,

5:01 ACQUISITION LLC

By:	/s/ Andrew J. Schwab
Name:	Andrew J. Schwab
Title:	Manager

/s/ Andrew J. Schwab
Andrew Schwab

/s/ Kush Parmar
Kush Parmar

/s/ Galya Blachman
Galya Blachman

/s/ Rebecca Lucia
Rebecca Lucia

/s/ Jason Ruth
Jason Ruth

/s/ Daniella Beckman
Daniella Beckman

/s/ Martin Mackay
Martin Mackay

/s/ Matthew Patterson
Matthew Patterson

Acknowledged and Agreed:

5:01 ACQUISITION CORP.

By:	/s/ Andrew J. Schwab
	Name:	Andrew J. Schwab
	Title:	Co-Chief Executive Officer